EXHIBIT 10.46

      Bridge Loan Agreement, dated March 18, 1999, between the Company and
                              eBanker USA.Com, Inc.

                              eBanker USA.COM, Inc.
                               1700 Lincoln Street
                                   32nd Floor
                             Denver, Colorado 80203

                                 March 18, 1999



Michael I. Ruxin, M.D.
Global Med Technologies, Inc.
12600 West Colfax
Suite C-420
Lakewood, CO 80215

     Re: Bridge Loan $750,000 Convertible into Common Stock of Global Med Technologies, Inc.

Dear Mick:

     This letter confirms our understanding that eBanker USA.Com, Inc., a Colorado corporation ("eBanker") will loan to Global Med Technologies, Inc. ("Global") Seven Hundred Fifty Thousand Dollars ($750,000) on or before April 15, 1999 for a period of six months, with interest at the rate of 12% per annum payable monthly.

     The promissory note is convertible into common stock of Global at a price based upon the average bid price of Global's common stock for a period of 15 business days prior to April 15, 1999. The promissory note must be converted into Global Common Stock prior to October 15, 1999.

                                                 Very truly yours,

                                                 eBanker USA.COM, Inc.


                                                 By:  /s/ Fai H. Chan
                                                     ---------------------------
Accepted:

Global Med Technologies, Inc.


By:  /s/ Michael I. Ruxin
    -------------------------------
    Michael I. Ruxin, M.D.
    Chairman and CEO